Exhibit 99.1

Market Release 9 March 2022

Newcrest completes acquisition of Pretium Resources

●	Addition of a Tier 1, large scale, long life, low cost mine in a world class jurisdiction to Newcrest’s unrivalled asset portfolio
●	Immediate increase in Newcrest’s gold production and cash flows
●	Three phase transformation program initiated to optimise operations, realise full uplift potential and grow the Mineral Resource
●	Targeted mill throughput capacity upside in the range of 4,500 to 5,000 tonnes per day[1]
●	Aggressive drilling program planned to explore significant near mine and district-scale opportunities
●	Expected synergy benefits of ~C$15 to $20 million (US$12 to $16 million) per annum[2]

Newcrest Mining Limited (Newcrest) (ASX, TSX, PNGX: NCM) is pleased to announce that it has completed the acquisition of Pretium Resources Inc. (Pretivm) (TSX, NYSE: PVG) (the Transaction).

Pretivm owns the Brucejack mine in the highly prospective Golden Triangle region of British Columbia, Canada. Brucejack began commercial production in July 2017 and is one of the highest-grade operating gold mines in the world.

Newcrest’s Managing Director and Chief Executive Officer, Sandeep Biswas, said “We are delighted to reach this major milestone and I welcome our new shareholders, employees, First Nations partners, local communities and business partners resulting from the Transaction. We are very excited to add Brucejack to Newcrest’s portfolio, which now includes exposure to six Tier 1 assets. Through this acquisition and the continued development of our outstanding organic growth pipeline, Newcrest’s base case gold production is expected to remain strong until at least 2030, and we have a range of further upside opportunities being progressed across the portfolio. This production profile is also expected to drive a major reduction in All-In Sustaining Costs, which makes Newcrest unique in the industry.”

“We have a proud history and depth of experience in operating epithermal gold mines over many years. We will pursue efficiencies to simplify mining and increase productivity through a holistic view of the Brucejack operations and orebody.”

“In parallel, our exploration team will be progressing an extensive drilling campaign across the Brucejack mineral claims which make up one of the largest epithermal footprints we have ever seen. The land package is largely unexplored and very early in its life, and we see significant upside potential beyond Valley of the Kings and Golden Marmot.”

“The combined team is driven and has the capability to deliver our three phase transformation program which we believe will generate significant long-term value for our shareholders,” said Mr Biswas.

Newcrest Mining Limited – Level 8, 600 St Kilda Road, Melbourne – www.newcrest.com.au	1

Transformation plan for Brucejack

Newcrest has identified a range of opportunities to maximise the long-term potential and value of the Brucejack mine and associated district-scale potential. Building on the strong foundations set by Pretivm and the delivery of a three phase transformation program, Newcrest has identified a range of key initiatives that will leverage its experience and expertise to deliver long term value for its stakeholders.

Phase 1: Optimise

Newcrest will look to continue the safety improvement journey at Brucejack by embedding the Newcrest Safety Transformation Plan centred around the NewSafe safety program and Critical Control Management (CCM) program for high risk tasks. This proven program will provide a framework for the next evolution of safety at Brucejack, with a focus on eliminating life changing injuries and fatalities.

Phase 1 is expected to deliver efficiency gains through adoption of the latest technologies, including:

●	Improved mine equipment tracking and monitoring via underground mine dispatch and communication capabilities;
●	progressive adoption of semi-autonomous and autonomous remote capabilities;
●	asset management and asset health monitoring capabilities; and
●	assessment of ore sorting opportunity for incremental grade uplift.

The application of Newcrest’s EDGE mindset to critical processes will further optimise the operation. For example, Newcrest will look to incorporate stope ore recovery and dilution improvement controls utilising a dedicated drill and blast improvement plan, which is a similar process to that which was successfully applied at Gosowong. Any improvements in the drill and blast process will optimise grade delivery to the mill and reduce costs, with further work to quantify the potential benefit anticipated to be completed in calendar year 20223.

Newcrest expects to deliver synergy benefits of approximately C$15 to $20 million (US$12 to $16 million) per annum2 through leveraging supply, logistics, travel and procurement opportunities with Newcrest’s majority-owned and operated Red Chris mine, approximately 140km away.

Newcrest Mining Limited – www.newcrest.com.au	2

Phase 2: Unlock

In the next phase, Newcrest will focus on realising the full ‘uplift’ potential of Brucejack by increasing mill throughput capacity and improving mining performance. While Brucejack is a high-quality asset with a well-developed mine, there are a number of opportunities identified to enhance operational performance.

Newcrest is targeting an increase in the process plant capacity from the current permitted processing rate of 3,800 tonnes per day to between 4,500 to 5,000 tonnes per day1. This uplift will be subject to study outcomes and the required permitting and approvals. Current indications are that this is expected to be a capital efficient process, with much of the plant expansion related to debottlenecking opportunities across current constraints.

Another key component of Phase 2 is to deliver increased mine capacity. Newcrest anticipates mining rates will increase with an optimised mine plan including updated mining inventories from the Valley of the Kings. The current North Block resource expansion drilling results will inform future Mineral Resources and Ore Reserves estimates to potentially unlock further value with additional ore feed to the mill.

Phase 3: Grow

There is significant near mine and extensional exploration upside potential at Brucejack. Phase 3 will focus on leveraging Newcrest’s expertise to unlock the full potential of the district in an effort to deliver Mineral Resource and Ore Reserve growth. An aggressive drilling program is planned for the next several years with approximately 200,000 metres to be completed in calendar year 20223.

As highlighted in the figure below, there is significant resource expansion potential in the Valley of the Kings system and surrounding areas including North Block, 1080 Level, Bridge Zone, West Zone and Gossan Hill. All targets are currently supported by high grade drill intercepts.

S
N
6257500 N
6258000 N
6258500 N
6259000 N
Bridge Zone
Valley of the Kings
West Zone
Gossan Hill
+1500
+1000
Valley of the Kings
Indicated Resource
1080 Level
North Block
West Zone
Indicated Resource
1 km
2021 Expansion &
Definition Drilling

Newcrest Mining Limited – www.newcrest.com.au	3

The region contains several encouraging district-scale drilling targets. Recent drilling has intersected high-grade gold mineralisation at Golden Marmot which is similar to the Brucejack-style mineralisation. Newcrest plans to complete follow-up drilling to define the extent of Golden Marmot and also continue the search for additional higher-grade centres across the Brucejack mineral claims.

The current Brucejack Mineral Resources and Mineral Reserves are qualifying foreign estimates (NI 43-101). Newcrest will be undertaking a verification program of work in the coming months. In addition, Newcrest will be undertaking an extensive drilling program to improve grade estimation in Brucejack and to progress the resource development of key resource growth targets defined above. Results of the exploration drilling programs targeting resource growth will be released as part of Newcrest’s Quarterly Exploration Reports.

Guidance update3

Brucejack is expected to produce between 95 and 115 thousand ounces of gold during Newcrest’s ownership in FY22. Brucejack’s All-In Sustaining Cost, capital and exploration spend for FY22 is expected to be provided with Newcrest’s March 2022 quarterly report, to be released on 28 April 2022.

Key milestones1,3

An indicative summary of key expected milestones for Brucejack is summarised below:

Key Milestones	Date
FY22 guidance (All-In Sustaining Cost, capital and exploration spend for FY22)	28 April 2022
Exploration drilling results update	28 April 2022
FY23 guidance	19 August 2022
Update on uplift road map	19 August 2022

Newcrest Mining Limited – www.newcrest.com.au	4

Indicative base case gold production profile to 2030 inclusive of Brucejack2,4,5,6,7

Including Brucejack and Newcrest’s 32% attributable share of production from Fruta del Norte, Newcrest anticipates delivering in excess of 2Moz gold production per annum until at least 2030. This profile represents a base case projection only and does not consider further extensional, near mine and regional exploration opportunities, or mine to mill optimisation which Newcrest expects to deliver at Brucejack.

Newcrest also anticipates further upside from its organic growth portfolio, including the potential for further Telfer open pit and underground extensions which could increase production in FY24 and beyond, as well as further resource growth at Red Chris and Havieron1.

Other information

Following the Transaction, Pretivm will be delisted from the New York Stock Exchange and Toronto Stock Exchange.

Pretivm shareholders that did not elect cash or Newcrest shares will receive the default consideration of 50% cash and 50% Newcrest shares, being C$9.25 in cash and 0.4042 Newcrest shares per Pretivm share. For other shareholders, after proration and by operation of the aggregate cap of 50% cash and 50% Newcrest share consideration:

●	Pretivm shareholders electing to receive maximum cash consideration will receive approximately C$10.81 in cash and 0.3357 Newcrest shares per Pretivm share; and
●	Pretivm shareholders electing to receive maximum share consideration will receive 0.8084 Newcrest shares per Pretivm share.

Newcrest Mining Limited – www.newcrest.com.au	5

Authorised by the Newcrest Disclosure Committee

For further information please contact

Investor Enquiries: Tom Dixon +61 3 9522 5570 +61 450 541 389 Tom.Dixon@newcrest.com.au	North American Investor Enquiries Ryan Skaleskog +1 866 396 0242 +61 403 435 222 Ryan.Skaleskog@newcrest.com.au
Media Enquiries Tim Salathiel +61 3 9522 4263 +61 407 885 272 Tim.Salathiel@newcrest.com.au

This information is available on our website at www.newcrest.com

Forward Looking Statements

This document includes forward looking statements and forward looking information within the meaning of securities laws of applicable jurisdictions. Forward looking statements can generally be identified by the use of words such as “may”, “will”, “expect”, “intend”, “plan”, “estimate”, “anticipate”, “believe”, “continue”, “objectives”, “targets”, “outlook” and “guidance”, or other similar words and may include, without limitation, statements regarding estimated reserves and resources, certain plans, strategies, aspirations and objectives of management, anticipated production, study or construction dates, expected costs, cash flow or production outputs and anticipated productive lives of projects and mines. Examples of forward looking statements contained in this document include statements with respect to future production, the timing for announcing Brucejack’s All-In Sustaining Cost, capital and exploration spend, the anticipated timing for delisting from the New York Stock Exchange and Toronto Stock Exchange, the timing and ability of the Company to complete the identified initiatives in respect of the Brucejack mine. The Company continues to distinguish between outlook and guidance. Guidance statements relate to the current financial year. Outlook statements relate to years subsequent to the current financial year.

These forward looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance, and achievements to differ materially from any future results, performance or achievements, or industry results, expressed or implied by these forward looking statements. Relevant factors may include, but are not limited to, changes in commodity prices, foreign exchange fluctuations and general economic conditions, increased costs and demand for production inputs, the speculative nature of exploration and project development, including the risks of obtaining necessary licences and permits and diminishing quantities or grades of reserves, political and social risks, changes to the regulatory framework within which the Company operates or may in the future operate, environmental conditions including extreme weather conditions, recruitment and retention of personnel, industrial relations issues and litigation. For further information as to the risks which may impact on the Company’s results and performance, please see the risk factors included in the Operating and Financial Review included in the Appendix 4E and Financial Report for the year ended 30 June 2021 and the Annual Information Form dated 6 December 2021 which are available to view at www.asx.com.au under the code “NCM” and on Newcrest’s SEDAR profile.

Forward looking statements are based on Newcrest’s good faith assumptions as to the financial, market, regulatory and other relevant environments that will exist and affect Newcrest’s business and operations in the future. Newcrest does not give any assurance that the assumptions will prove to be correct. There may be other factors that could cause actual results or events not to be as anticipated, and many events are beyond the reasonable control of Newcrest. Readers are cautioned not to place undue reliance on forward looking statements, particularly in the current economic climate with the significant volatility, uncertainty and disruption caused by the COVID-19 pandemic. Forward looking statements in this document speak only at the date of issue. Except as required by applicable laws or regulations, Newcrest does not undertake any obligation to publicly update or revise any of the forward looking statements or to advise of any change in assumptions on which any such statement is based.

Reliance on Third Party Information

This document contains information that has been obtained from third parties and has not been independently verified, including estimates and actual outcomes relating to production for Fruta del Norte. No representation or warranty is made as to the accuracy, completeness or reliability of such information. This document should not be relied upon as a recommendation or forecast by Newcrest.

Newcrest Mining Limited – www.newcrest.com.au	6

Ore Reserves, Mineral Reserves and Mineral Resources Reporting Requirements

As an Australian Company with securities listed on the Australian Securities Exchange (ASX), Newcrest is subject to Australian disclosure requirements and standards, including the requirements of the Corporations Act 2001 and the ASX. Investors should note that it is a requirement of the ASX listing rules that the reporting of Ore Reserves and Mineral Resources in Australia is in accordance with the 2012 Edition of the Australasian Code for Reporting of Exploration Results, Mineral Resources and Ore Reserves (the JORC Code) and that Newcrest’s Ore Reserve and Mineral Resource estimates and reporting comply with the JORC Code.

Newcrest is also subject to certain Canadian disclosure requirements and standards, as a result of its listing on the Toronto Stock Exchange (TSX), including the requirements of National Instrument 43-101 (NI 43-101). Investors should note that it is a requirement of Canadian securities law that the reporting of Mineral Reserves and Mineral Resources in Canada and the disclosure of scientific and technical information concerning a mineral project on a property material to Newcrest comply with NI 43-101.

Newcrest’s material properties are currently Cadia, Lihir, Red Chris and Wafi-Golpu. Copies of the NI 43-101 Reports for Cadia, Lihir and Wafi-Golpu, which were released on 14 October 2020, and Red Chris, which was released on 30 November 2021, are available at www.newcrest.com.au and on Newcrest’s SEDAR profile. Brucejack is expected to be a material property to Newcrest. A NI43-101 Report on Brucejack dated 9 March 2020 was filed by Pretivm on SEDAR (www.sedar.com).

Mineral Resources and Mineral Reserves – clarifying statements as required by ASX Listing Rule 5.12

The estimates of Mineral Resources and Mineral Reserves for the Brucejack Mine deposit are qualifying foreign estimates under the ASX Listing Rules reported in accordance with NI 43-101 by Pretivm and initially filed on SEDAR (www.sedar.com) on 26 June 2013. Mineral Resources and Mineral Reserves updates have subsequently been issued in Technical Reports filed on SEDAR on 3 February 2014, 30 Jun 2014, 17 May 2019 and 23 April 2020. These qualifying foreign estimates were most recently re-stated by Pretivm in its Management’s Discussion and Analysis (pages 10, 11) filed on SEDAR on 4 May 2021, but have not been updated since 1 January 2021 and have not been depleted for production since 31 December 2020. Mineral Resources for the Brucejack Mine deposit are reported inclusive of Mineral Reserves.

The supporting information required by ASX Listing Rule 5.12 was contained in the release titled “Newcrest agrees to acquire Pretium Resources” dated 9 November 2021 (original release). Newcrest confirms that it is not aware of any new information or data relating to the Brucejack qualifying foreign estimates that materially impacts on the reliability of the estimates or Newcrest’s ability to verify such foreign estimates following completion as Mineral Resources and Ore Reserves in accordance with Appendix 5A of the ASX Listing Rules. The supporting information provided in the original release referred to in ASX Listing Rule 5.12 continues to apply and has not materially changed.

Cautionary statement

The estimates of Mineral Resources and Mineral Reserves for the Brucejack Mine deposit are qualifying foreign estimates under the ASX Listing Rules and are not reported in accordance with the JORC Code. Competent Persons have not done sufficient work to classify the qualifying foreign estimates as Mineral Resources or Ore Reserves in accordance with the JORC Code. It is uncertain that, following evaluation and further exploration, the foreign estimates will be able to be reported as Mineral Resources and Ore Reserves in accordance with the JORC code.

Ms Jillian Terry confirms that the information in this document that relates to Pretivm’s Mineral Resources and Mineral Reserves is an accurate representation of available technical and scientific data and studies in Pretivm’s Q1 2021 MD&A announcement filed by Pretivm to SEDAR on 4 May 2021 and Technical Report dated 9 March 2020, and filed by Pretivm on SEDAR (www.sedar.com).

Ms Terry is the Head of Mineral Resource Management, a full-time employee of Newcrest Mining Limited and is entitled to participate in Newcrest’s executive equity long term incentive plan, details of which are included in Newcrest’s 2021 Remuneration Report. She is a Fellow of The Australasian Institute of Mining and Metallurgy. Ms Terry has sufficient experience which is relevant to the styles of mineralisation and types of deposits under consideration and to the activity which she is undertaking to qualify as a Competent Person as defined in the JORC Code 2012. Ms Terry consents to the inclusion of the material in this report in the form and context in which it appears.

Technical and scientific information

The technical and scientific information contained in this document relating to Pretivm was reviewed by Ms Jillian Terry, Head of Mineral Resource Management, FAusIMM, a Qualified Person as defined in NI 43-101, and confirmed to be a true and accurate representation of data presented in the Q1 2021 MD&A and Technical Report, and filed by Pretivm on SEDAR (www.sedar.com). The technical and scientific information contained in this document relating to Wafi-Golpu and Lihir was reviewed and approved by Mr Craig Jones, Newcrest’s Chief Operating Officer PNG, FAusIMM and a Qualified Person as defined in NI 43-101. The technical and scientific information contained in this document relating to Cadia and Red Chris was reviewed and approved by Mr Philip Stephenson, Newcrest’s Chief Operating Officer Australia and Americas, FAusIMM and a Qualified Person as defined in NI 43-101.

Newcrest Mining Limited – www.newcrest.com.au	7

Competent Person Statement

In accordance with ASX Listing Rule 5.12.2 to 5.12.7, Competent Person Ms Jillian Terry FAusIMM, Head of Mineral Resource Management is a full time employee of Newcrest Mining Limited and confirms that the information presented is an accurate representation of available technical and scientific data and studies in the Technical Report dated 9 March 2020, and filed by Pretivm on SEDAR (www.sedar.com). Further work will be undertaken by Newcrest within three years as required in evaluation of the Mineral Resources and Mineral Reserves to report them in accordance with the JORC Code.

The information in this document that relates to forecast financial information and production targets for the Newcrest Group to FY30 has been extracted from pages 2, 3 and 4 of the release titled ‘Newcrest advances its global organic growth portfolio’ as disclosed to the ASX dated 12 October 2021 (the original growth release). The original growth release is available to view at www.asx.com.au under the code “NCM” and on Newcrest’s SEDAR profile. Newcrest confirms that all material assumptions underpinning the forecast financial information and production targets in the original growth releases continue to apply and have not materially changed, but Cadia, Lihir, Red Chris and Telfer’s Ore Reserves are subject to mining depletions.

Endnotes

[1]	Subject to further studies, all necessary approvals, permits, internal and regulatory requirements and further works.

[2]	The estimates are indicative only and are subject to market and operating conditions and all necessary approvals. They should not be construed as guidance.

[3]	Subject to market and operating conditions and potential delays due to COVID-19 impacts.

[4]
Based on the production targets set out on pages 2, 3 and 4 of the release titled ‘Newcrest advances its global organic growth portfolio’ as disclosed to the ASX dated 12 October 2021 which is available to view at www.asx.com.au under the code “NCM” and on Newcrest’s SEDAR profile. The Mineral Resources and Ore Reserves underpinning the production targets and forecast financial information are also specified in such release, and they have been prepared by Competent Persons in accordance with Appendix 5A of the ASX Listing Rules. Note that the Mineral Resources and Ore Reserves quoted in this release are subject to mining depletions.

[5]
The Pre-Feasibility Studies which underlie the Newcrest production targets are each subject to an accuracy range of ±25%. The findings in the studies and the implementation of each Project are subject to all the necessary approvals, permits, internal and regulatory requirements and further works.

[6]
The Brucejack production target (attributable basis 311kozpa gold from 15.64Mt Proven and Probable Reserves comprising 2.8Mt (18%) of Proven Reserves at 8.1g/t gold and 195.1g/t silver and 12.8Mt (82%) of Probable Reserves at 8.5g/t gold and 29.8g/t silver) refer Table 22.2 and Mineral Reserves estimate (Table 1-4), forecast financial information reconciliation performance and projected mine life have been sourced from the Technical Report on the Brucejack Gold Mine Northwest British Columbia dated 9 March 2020 (“Technical Report”), and filed by Pretivm on SEDAR (www.sedar.com) in accordance with National Instrument 43-101. Note that FY22 production for Brucejack represents proforma gold production as if the transaction was completed on 1 July 2021.

[7]
All data relating to operations is shown at 100%, except for Red Chris which is shown at 70% based on Newcrest’s joint venture interest and Havieron which is shown at 70% based on the expectation that Newcrest will exercise its entitlement to a total 70% interest in the joint venture prior to execution, and Fruta del Norte which is shown at Newcrest’s 32% attributable share (through its 32% equity interest in Lundin Gold Inc). The production estimates for Fruta del Norte represent Newcrest’s 32% interest in the annualised production for Fruta del Norte based on Lundin Gold’s market release on 8 December 2020. This release estimated annual average production up to 2034 at 340koz. Production for 2022 is based on the 2021 guidance and production for 2023 to 2030 is based on the estimated annual average production up to 2034 at 340koz.

Newcrest Mining Limited – www.newcrest.com.au	8